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                                                                   Exhibit(a)(9)
                   THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC.

                              ARTICLES OF AMENDMENT

     THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC., a Maryland corporation having its principal offices in the State of Maryland in Baltimore City (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide that (1) the designation of the "Prudential Jennison Active Balanced Fund" series of capital stock of the Corporation is hereby changed to be the "Dryden Active Balanced Fund" series of capital stock; (2) the designation of the "Prudential Jennison Equity Opportunity Fund" series of capital stock of the Corporation is hereby changed to be the "Jennison Equity Opportunity Fund" series of capital stock; and (3) the designation of the "Prudential Jennison Growth Fund" series of capital stock of the Corporation is hereby changed to be the "Jennison Growth Fund" series of capital stock.

     SECOND: The foregoing amendments do not increase the authorized stock of the Corporation and do not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation.

     THIRD: The foregoing amendments to the Charter of the Corporation have been approved by a majority of the entire Board of Directors and the amendments are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     FOURTH: The foregoing amendment to the Charter of the Corporation shall become effective at the opening of business on July 7, 2003.

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     IN WITNESS WHEREOF, THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on June 30, 2003.

WITNESS:                                THE PRUDENTIAL INVESTMENT
                                        PORTFOLIOS, INC.


/s/ Maria Master                        By: /s/ Judy A. Rice
----------------------------------          ------------------------------------
Maria Master, Secretary                     Judy A. Rice, President


     THE UNDERSIGNED, President of THE PRUDENTIAL INVESTMENT PORTFOLIOS, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of her knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                        /s/ Judy A. Rice
                                        ----------------------------------------
                                        Judy A. Rice, President

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